THIRD AMENDMENT TO AGREEMENT FOR PURCHASE AND

SALE OF REAL PROPERTY

This Third Amendment to Agreement for Purchase and Sale of Real Property entered into as of April 15, 2009 by and between the Blue Earth Solutions Georgia, Inc., A Georgia Corporation, a wholly owned subsidiary of Blue Earth Solutions, Inc., A Nevada Corporation (“Purchaser”) and Stanley Konter, Rose Konter, Natalie Sarnat, Jonathan Sarnat, Elissa Konter & Harris Konter. (“Seller”)

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement, effectively dated January 11, 2009 (the “Contract”); and

WHEREAS, Purchaser and Seller desire to continue with the Contract subject to the changes thereto hereinafter set forth;

NOW, THEREFORE, for and in consideration of the premises hereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Purchaser and Seller do hereby covenant, stipulate and agree as follows:

1.	Closing Date: Seller and Purchaser agree and recognize that the Closing date for this transaction shall be on or before May 29, 2009

2.	Purchase Price: The Purchase Price payable at Closing shall be increased by Five Thousand Dollars ($5,000.00) to One Million Two Hundred Eighty Thousand Dollars ($1,280,000.00).

3.
Earnest Money:  Both Seller and Purchaser agree and recognize that an additional Five Thousand Dollars ($5,000.00) of the Earnest Money being held in escrow by The Anderson Firm (“Escrow Agent”) shall be disbursed to the Seller on May 29, 2009 totaling Ten Thousand Dollars ($10,000.00) in the event that the transaction has not Closed by the end of business that day and the Seller has performed all of its obligations under the Contract.  If both parties mutually agree to extend the Closing date beyond May 29, 2009, then the amount disbursed shall be applied towards the Purchase price at Closing.

4.	All other terms and conditions as set forth in the Agreement shall remain in full force and effect.

5.	This Amendment may be executed in multiple counterparts, each of which shall be deemed an original.

6.	The Agreement, as modified herein, is hereby ratified and confirmed by the parties as binding upon each of them and enforceable against them in accordance with its terms and conditions.

IN WITNESS WHEREOF, the parties have executed this Amendment to Purchase and Sale Agreement as of the dates set forth below their respective signatures.

Purchaser:	Blue Earth Solutions, Inc., A Georgia Corporation
By:	/s/James Cohen, Jr.
Name:	James Cohen, Jr.
Title:	President
Date Executed:	4/16/09

Seller:	Stanley Konter
By:	/s/Stanley Konter
Date Executed:	4/16/09

Rose Konter
By:	/s/Rose Konter
Date Executed:	4/16/09

Jonathan Sarnat
By:	/s/Jonathan Sarnat
Date Executed:	4/16/09

Natalie Sarnat
By:	/s/Natalie Sarnat
Date Executed	4/16/09

Elissa Konter
By:	/s/Elissa Konter
Date Executed	4/16/09

Harris Konter
By:	/s/Harris Konter
Date Executed:	4/16/09